Exhibit 99.1

Mercury General Corporation Announces First Quarter Results and Declares Quarterly Dividend

LOS ANGELES, May 3, 2022 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the first quarter of 2022:

Consolidated Highlights
	Three Months Ended March 31,		Change
	2022	2021	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$ 962,550	$ 915,922	$ 46,628	5.1
Net premiums written (1)	$ 1,010,798	$ 950,383	$ 60,415	6.4

Net realized investment (losses) gains, net of tax (2)	$ (154,118)	$ 32,936	$ (187,054)	(567.9)
Net (loss) income	$ (196,917)	$ 106,995	$ (303,912)	(284.0)
Net (loss) income per diluted share (3)	$ (3.56)	$ 1.93	$ (5.49)	(284.5)

Operating (loss) income (1)	$ (42,799)	$ 74,059	$ (116,858)	(157.8)
Operating (loss) income per diluted share (1)	$ (0.77)	$ 1.34	$ (2.11)	(157.5)
Catastrophe losses net of reinsurance (4)	$ 22,000	$ 35,000	$ (13,000)	(37.1)
Combined ratio (5)	109.5%	93.5%	—	16.0 pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

Net realized investment (losses) gains before tax were $(195) million and $42 million for the three months ended March 31, 2022 and 2021, respectively. The changes in fair value of the Company's investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option for its investments as permitted under GAAP.

(3)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.
(4)

Catastrophe losses due to the events that occurred during the three months ended March 31, 2022 totaled approximately $21 million, with no reinsurance benefits used for these losses, resulting primarily from winter storms in Texas and California. Catastrophe losses due to the events that occurred during the three months ended March 31, 2021 totaled approximately $39 million, with no reinsurance benefits used for these losses, resulting primarily from the deep freeze in Texas and Oklahoma and winter storms in California. In addition, the Company experienced unfavorable development of approximately $1 million and favorable development of approximately $4 million on prior years' catastrophe losses for the three months ended March 31, 2022 and 2021, respectively.

(5)

Inflationary trends have accelerated to their highest level in decades, which has had a significant impact on the cost of auto parts and labor as well as medical expenses for bodily injuries, and supply chain and labor shortage issues have lengthened the time to repair vehicles. Bodily injury costs are also under pressure from social inflation. These factors have increased losses and loss adjustment expenses for the insured events of the current accident year for the three months ended March 31, 2022 compared to the corresponding period in 2021. In addition, the Company experienced unfavorable development of approximately $53 million and favorable development of approximately $1 million on prior accident years' loss and loss adjustment expense reserves for the three months ended March 31, 2022 and 2021, respectively. The unfavorable development for the first quarter of 2022 was primarily attributable to higher than estimated losses and loss adjustment expenses in the automobile and commercial property lines of insurance business, partially offset by favorable development in the homeowners line of insurance business. The inflationary pressures and the supply chain and labor shortage issues discussed above were major contributors to the adverse reserve development in the automobile line of insurance business for the first quarter of 2022. The favorable development for the first quarter of 2021 was primarily attributable to lower than estimated losses and loss adjustment expenses in the commercial property and private passenger automobile lines of insurance business, mostly offset by unfavorable development in the commercial automobile line of insurance business.

Investment Results
	Three Months Ended March 31,
	2022	2021
(000's except average annual yield)
Average invested assets at cost (1)	$ 4,863,814	$ 4,538,185
Net investment income (2)
Before income taxes	$ 35,351	$ 32,279
After income taxes	$ 30,921	$ 28,784
Average annual yield on investments - after income taxes	2.5%	2.5%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)	Higher net investment income before and after income taxes for the three months ended March 31, 2022 compared to the corresponding period in 2021 resulted largely from higher average invested assets.

The Board of Directors declared a quarterly dividend of $0.6350 per share. The dividend will be paid on June 30, 2022 to shareholders of record on June 16, 2022.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the Company's ability to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2022.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Net premiums earned	$ 962,550	$ 915,922
Net investment income	35,351	32,279
Net realized investment (losses) gains	(195,086)	41,691
Other	2,646	3,204
Total revenues	805,461	993,096
Expenses:
Losses and loss adjustment expenses	821,933	626,344
Policy acquisition costs	162,092	164,430
Other operating expenses	70,290	65,558
Interest	4,275	4,343
Total expenses	1,058,590	860,675
(Loss) income before income taxes	(253,129)	132,421
Income tax (benefit) expense	(56,212)	25,426
Net (loss) income	$ (196,917)	$ 106,995

Basic average shares outstanding	55,371	55,361
Diluted average shares outstanding	55,371	55,372

Basic Per Share Data
Net (loss) income	$ (3.56)	$ 1.93
Net realized investment (losses) gains, net of tax	$ (2.78)	$ 0.59

Diluted Per Share Data
Net (loss) income	$ (3.56)	$ 1.93
Net realized investment (losses) gains, net of tax	$ (2.78)	$ 0.59

Operating Ratios-GAAP Basis
Loss ratio	85.4%	68.4%
Expense ratio	24.1%	25.1%
Combined ratio	109.5%	93.5%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $3,995,864; $3,909,780)	$ 3,959,679	$ 4,031,523
Equity securities (cost $769,934; $754,536)	946,015	970,939
Short-term investments (cost $134,997; $141,206)	133,920	140,127
Total investments	5,039,614	5,142,589
Cash	295,764	335,557
Receivables:
Premiums	647,143	621,740
Allowance for credit losses on premiums receivable	(6,000)	(6,000)
Premiums receivable, net of allowance for credit losses	641,143	615,740
Accrued investment income	43,380	43,299
Other	7,490	7,600
Total receivables	692,013	666,639
Reinsurance recoverables	35,106	45,000
Deferred policy acquisition costs	265,921	258,259
Fixed assets, net	190,867	191,332
Operating lease right-of-use assets	29,098	31,967
Current income taxes	30,637	20,108
Goodwill	42,796	42,796
Other intangible assets, net	9,988	10,255
Other assets	35,312	27,970
Total assets	$ 6,667,116	$ 6,772,472
LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$ 2,307,826	$ 2,226,430
Unearned premiums	1,568,186	1,519,799
Notes payable	373,031	372,931
Accounts payable and accrued expenses	175,406	169,125
Operating lease liabilities	31,991	34,577
Deferred income taxes	7,969	53,569
Other liabilities	294,500	255,760
Shareholders' equity	1,908,207	2,140,281
Total liabilities and shareholders' equity	$ 6,667,116	$ 6,772,472

OTHER INFORMATION
Common stock shares outstanding	55,371	55,371
Book value per share	$ 34.46	$ 38.65
Statutory surplus (a)	$1.75 billion	$1.83 billion
Net premiums written to surplus ratio (a)	2.23	2.11
Debt to total capital ratio (b)	16.4%	14.9%
Portfolio duration (including all short-term instruments) (a) (c)	3.4 years	3.4 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,131	1,122
Homeowners PIF	716	705
Commercial Auto PIF	39	39

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended March 31,
	2022	2021

Reconciliations of Comparable GAAP Measures to Operating Measures(a)

Net premiums earned	$ 962,550	$ 915,922
Change in net unearned premiums	48,248	34,461
Net premiums written	$ 1,010,798	$ 950,383

Incurred losses and loss adjustment expenses	$ 821,933	$ 626,344
Change in net loss and loss adjustment expense reserves	(89,560)	(49,374)
Paid losses and loss adjustment expenses	$ 732,373	$ 576,970

Net (loss) income	$ (196,917)	$ 106,995
Less: Net realized investment (losses) gains	(195,086)	41,691
Tax on net realized investment (losses) gains (b)	(40,968)	8,755
Net realized investment (losses) gains, net of tax	(154,118)	32,936
Operating (loss) income	$ (42,799)	$ 74,059

Per diluted share:
Net (loss) income	$ (3.56)	$ 1.93
Less: Net realized investment (losses) gains, net of tax	(2.78)	0.59
Operating (loss) income (c)	$ (0.77)	$ 1.34

Combined ratio	109.5%	93.5%
Effect of estimated prior periods' loss development	(5.5)%	0.1%
Combined ratio-accident period basis	104.0%	93.6%
(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Based on federal statutory rate of 21%.
(c)	Operating loss per diluted share for the three months ended March 31, 2022 does not sum due to rounding.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com